SCAN TO
VIEW MATERIALS & VOTE

BANC OF CALIFORNIA, INC.
3 MACARTHUR PLACE, SANTA ANA, CA 92707

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit voting instructions and for electronic delivery of information up until 8:59 p.m., Pacific Time, the day before the meeting date. Have the proxy card in hand when accessing the web site and follow the instructions to obtain records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit voting instructions up until 8:59 p.m., Pacific Time, the day before the meeting date. Have the proxy card in hand when calling and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V23417-S73128

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BANC OF CALIFORNIA, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	Approve the issuance of Banc of California, Inc. ("BANC") common stock to holders of PacWest Bancorp ("PACW") common stock pursuant to the Agreement and Plan of Merger, dated as of July 25, 2023, by and among BANC, PACW and Cal Merger Sub, Inc. (the "merger agreement"), and the issuance of BANC common stock, a new class of non-voting, common-equivalent stock of BANC and certain warrants to affiliates of funds managed by Warburg Pincus LLC (the "Warburg Investors") and certain investment vehicles sponsored, managed or advised by Centerbridge Partners, L.P. and its affiliates (the "Centerbridge Investor") pursuant to separate investment agreements, each dated as of July 25, 2023, entered into by BANC with the Warburg Investors and the Centerbridge Investor (the "BANC issuance").	☐	☐	☐
2.	Amend and restate BANC's existing 2018 omnibus stock incentive plan, to be renamed the Amended and Restated Banc of California, Inc. 2018 Omnibus Stock Incentive Plan, or "A&R 2018 Plan", pursuant to which BANC, as the surviving corporation of the second merger contemplated by the merger agreement (the "Combined Company"), will be able to make grants of equity-based awards to employees, officers, directors and consultants of the Combined Company following the closing of the transactions contemplated by the merger agreement pursuant to an increased share pool of 6,300,000 common shares plus the number of shares available for new awards under the existing plan.	☐	☐	☐
3.	Amend Section F of Article 6 of the Second Articles of Restatement of BANC (the "BANC charter") in a manner to exempt the Warburg Investors and their affiliates (but not any other stockholder of BANC) from the application of Section F of Article 6 (other than paragraph 4 thereof, which deals mainly with the quorum requirement for meetings of BANC stockholders) of the BANC charter.	☐	☐	☐
4.	Adjourn the BANC special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the BANC special meeting to approve the BANC issuance.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

V23418-S73128

PROXY — BANC OF CALIFORNIA, INC.
SPECIAL MEETING OF STOCKHOLDERS
November 22, 2023, at 9:00 a.m., Pacific Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Jared Wolff, Joseph Kauder and Ido Dotan, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Banc of California, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on November 22, 2023 or at any adjournment or postponement thereof, to be held at 3 MacArthur Place, Santa Ana, CA 92707.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof.

Continued and to be signed on reverse side